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                                                                      Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quorum Health Group, Inc. Stock Option and Restated Stock Purchase Plan (No. 33-38817), the Employee Stock Purchase
Plan (No. 33-44474), the Directors Stock Option Plan (No. 33-46542), the Directors Stock Option Plan (No. 33-89272), the Restated Stock Option Plan
(No. 33-54868), the Restated Stock Option Plan (No. 33-73288), the Restated Stock Option Plan (No. 33-89274), the Non-qualified Employee Stock Purchase Plan (No. 333-384) and the Restated Stock Option Plan (No. 333-24339), of our report dated August 4, 1997, except for Note 12, as to which the date is August 19, 1997, with respect to the consolidated financial statements and the schedule of Quorum Health Group, Inc. included in the Annual Report (Form 10-K) the year ended June 30, 1997.

                                          /s/ Ernst & Young LLP



Nashville, Tennessee
September 26, 1997